Exhibit 99.1

DPL ANNOUNCES SETTLEMENT WITH SIERRA CLUB

DAYTON, Ohio, August 7, 2008 – DPL Inc. (NYSE: DPL) today announced the filing of a consent decree in the United States District Court for the Southern District of Ohio settling claims brought by the Sierra Club of alleged violations of the Clean Air Act at the Stuart Station plant located in Aberdeen, Ohio.  The 2,400 megawatt coal-fired power plant is co-owned by subsidiaries of DPL (35%), Duke Energy (39%), and American Electric Power (26%), with DPL having operating responsibility for the plant.

“This settlement is good for the environment, our customers and our shareholders,” said Mr. Paul Barbas, DPL president and chief executive officer.  “It establishes meaningful and realistic emission targets, allows us to continue to provide our customers with cost-competitive generation, and avoids the expense of further litigation.”

Under the terms of the settlement, the co-owners of Stuart Station have agreed to certain emission targets related to nitrogen oxides, sulfur dioxide and particulate matter.  In addition, the companies have agreed to make energy efficiency and renewable energy commitments that are conditioned on receiving Public Utilities Commission of Ohio approval for the recovery of costs.  The companies have also agreed to forfeit 5,500 sulfur dioxide allowances, and provide $200,000 to a third party non-profit organization to establish a solar water heater rebate program.

The settlement must be considered and approved by the District Court.  A ruling is expected by the end of the third quarter, after the expiration of a 45-day public comment period and a review by the U.S. Environmental Protection Agency and the Department of Justice.

The settlement is not expected to have a material effect on the financial condition or results of operations of DPL or The Dayton Power and Light Company.

About DPL

DPL Inc. (NYSE:DPL) is a regional electric energy and utility company.  DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 514,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 3,750 megawatts of generation capacity, of which 2,850 megawatts are low cost coal-fired units and 900 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Matters discussed in this press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements.  Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management.  These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions.  Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond our control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, natural gas, oil, and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; performance of our suppliers and other counterparties; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels and regulations, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development of Regional Transmission Organizations (RTOs), including PJM Interconnection, L.L.C. (PJM) to which DPL’s operating subsidiary (DP&L) has given control of its transmission functions; changes in our purchasing processes, pricing, delays, employee, contractor, and supplier performance and availability; significant delays associated with large construction projects; growth in our service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made.  We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

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